Exhibit 99.1

Investor Contact:	Media Contact:
Karen Breen 303-397-8592	KCHiggins 303-397-8325
TeleTech Reports Second Quarter 2006 Financial Results
Record Second Quarter Revenue Grows 13 Percent, Operating Margin More Than Doubles;
2006 Revenue Growth Expectation Raised to Between 11 and 12 Percent
Englewood, Colo., August 1, 2006 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global business process outsourcing (BPO) provider, today announced second quarter 2006 financial results. The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended June 30, 2006.
TeleTech reported record second quarter revenue of $287 million, a 13 percent increase over the year-ago quarter. Further, revenue in TeleTech’s North American and International BPO segments, representing 97 percent of consolidated revenue, grew 19.3 percent over the year-ago quarter.
Income from operations more than doubled from the year-ago quarter, increasing to $11.6 million or 4.0 percent of total revenue.
Fully diluted EPS increased more than three-fold over the prior-year quarter to 17 cents per share. This includes a $5.2 million (7 cents per share) tax benefit from the reversal of certain international deferred tax valuation allowances due to continued and improved profitability in these regions.
EXECUTIVE COMMENTARY
“We are very pleased to have achieved record second-quarter revenue while more than doubling our operating margin,” said Kenneth Tuchman, chairman and chief executive officer. “This is the third consecutive quarter of double-digit revenue gains achieved entirely from organic growth. Our improved performance resulted from solid execution and an ongoing commitment to profitable growth as we focus on achieving our year-end 2007 financial goals. We plan to further complement our strong organic growth with Global 500 clients by pursuing strategic and accretive acquisitions, such as our recent purchase of Direct Alliance Corporation,” said Tuchman. “We will also continue our share repurchase program given our belief in the prospects for our business and our leading industry position.”
SECOND QUARTER 2006 BUSINESS HIGHLIGHTS
Strong Revenue and Operating Margin
•	TeleTech’s improved financial results were attributable to solid performance in its North American and International BPO business segments due to growth in new and existing client programs, continued expansion of business in offshore locations and ongoing profit improvement initiatives.

•	Revenue in TeleTech’s International BPO segment grew 8.3 percent to $88 million over the prior-year quarter. The operating results in this segment approached breakeven, excluding restructuring and asset impairment charges of $0.4 million, representing a significant improvement over the $6.0 million operating loss for the year-ago quarter.
Expansion in Its Global 500 Client Base
•	Through the first six months of 2006, TeleTech signed an estimated $135 million of incremental annual revenue from new and existing clients.

•	During the same six months, TeleTech also renewed an estimated $75 million of annual revenue.

•	TeleTech is in the final stages of multiple deals with Global 500 companies and plans to announce these agreements when completed.

Completed Acquisition of Direct Alliance Corporation
•	As planned, on June 30, 2006, TeleTech completed the acquisition of Direct Alliance Corporation, a global provider of sales and e-commerce solutions. Throughout its 13-year history, Direct Alliance has enabled some of the world’s best-known hardware, software, and electronics manufacturers to expand market reach and increase revenue by offering outsourced professional sales, e-commerce and account management capabilities. These capabilities help the Global 500 efficiently serve small and midsize businesses, governments and disparate divisions of large corporations.
Strong Balance Sheet Funding Organic Growth and Share Repurchase Program
•	As of quarter-end, TeleTech had cash and cash equivalents of $31.3 million and total debt to equity of 29 percent. The increase in total debt from the year-ago quarter is primarily related to the acquisition of Direct Alliance.
•	EBITDA was $23.4 million for the second quarter 2006, a 30 percent increase over $18.0 million in the year-ago quarter.
•	As a result of increased global demand, capital expenditures were $13.9 million, up from $11.4 million a year-ago.
•	TeleTech repurchased $10.6 million of common stock through the first six months of 2006, leaving approximately $55.2 million remaining under the repurchase program as of quarter-end.
Business Outlook
•	For the full year 2006, TeleTech projects revenue will grow approximately 11 to 12 percent over 2005, including the Direct Alliance acquisition. Furthermore, TeleTech believes fourth quarter 2006 operating margin will approximate 6 to 7 percent and EBITDA margin will approximate 10 to 11 percent, both excluding unusual charges.
•	TeleTech projects the acquisition of Direct Alliance will contribute approximately $35 million to revenue during the last six months of 2006 and will be slightly accretive to earnings during the first twelve months of combined operations.
SEC FILINGS
The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.
CONFERENCE CALL
TeleTech executive management will hold a conference call to discuss second quarter 2006 financial results on Tuesday, August 1, 2006, at 5:00 p.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Tuesday, August 15, 2006.
NON-GAAP FINANCIAL MEASURES
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company uses the following measure defined as non-GAAP financial information by the Securities and Exchange Commission: EBITDA. The presentation of this financial measure is not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation can also be found in the Company’s Form 10-Q for the second quarter ended June 30, 2006.
ABOUT TELETECH
TeleTech is a leading global business process outsourcing (BPO) company that provides a full range of front-to-back office outsourced solutions including e-commerce, professional sales, customer management, transaction-based processing, and database marketing services. TeleTech’s comprehensive solutions include fully managed, OnDemand services including infrastructure, software, and business intelligence. TeleTech’s ability to deliver innovative solutions globally over a centralized and standardized delivery platform ensures a high quality, consistent customer experience enabling clients to increase revenue, improve profitability, and develop stronger customer relationships around the world. TeleTech is a valued partner for clients that include Global 1000 businesses and governments. Approximately 60 percent of TeleTech’s revenue is generated internationally with services offered from nearly every continent on the globe. For additional information, visit www.TeleTech.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements that involve risks and uncertainties. The projections and statements contained in these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: our belief that we are continuing to see strong demand for our services and that sales cycles are shortening; risks associated with successfully integrating Direct Alliance Corporation (“DAC”) and achieving anticipated future revenue growth, profitability, and synergies; estimated revenue from new, renewed, and expanded client business as volumes may not materialize as forecasted or be sufficient to achieve our Business Outlook; achieving expected profit improvement in our International Business Process Outsourcing (“BPO”) operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing clients and potential clients in order to achieve our Business Outlook; our ability to execute our growth plans, including sales of new products (such as TeleTech On DemandTM); our ability to achieve our year-end 2006 and 2007 financial goals and targeted cost reductions set forth in our Business Outlook; the possibility of our Database Marketing and Consulting segment not increasing revenue, lowering costs, or returning to profitability resulting in an impairment of its $13 million of Goodwill; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO and customer management market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost effective locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, pandemic or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our customer management centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that impacts the BPO and customer management industry.
PLEASE REFER TO THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2006, AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, FOR A DETAILED DISCUSSION OF FACTORS DISCUSSED ABOVE AND OTHER IMPORTANT FACTORS THAT MAY IMPACT THE COMPANY’S BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, AND CASH FLOWS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS OR CHANGES IN FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.
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